POWER OF ATTORNEY <br />Know all by these presents, that the undersigned hereby constitutes and appoints each of Robin E.Lampkin, and Serena S. Kenost, each signing singly and so long as such individual remains anofficer of Ashland Inc. (the "Company"), as the undersigned's true and lawful attorney-in-fact to:<br />1)prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S.Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any otherdocuments necessary or appropriate to obtain codes and passwords enabling the undersigned to makeelectronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934or any rule or regulation of the SEC;<br />2)execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or directorof the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file inconnection with the undersigned's ownership, acquisition, or disposition of securities of the Company;<br />3)do and perform any and all acts for and on behalf of the undersigned which may be necessary ordesirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file suchform or report with the SEC and any stock exchange or similar authority; and<br />4)take any other action of any type whatsoever in connection with the foregoing which, in the opinion ofsuch attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, itbeing understood that the documents executed by such attorney-in-fact on behalf of the undersignedpursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions assuch attorney-in-fact may approve in such attorney-in-fact's discretion.<br />The undersigned hereby grants to each such attorney-in-fact, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of November, 2023. <br />/s/ Sanat Chattopadhyay